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                                                                    EXHIBIT 10.9

                        PENTECH FINANCIAL SERVICES, INC.

                                                                Lease No. 302001

                             MASTER EQUIPMENT LEASE

This is a Master Equipment Lease between PENTECH FINANCIAL SERVICES, INC., a California corporation, whose principal office is located at 310 West Hamilton Avenue, Suite 202, Campbell, California 95008 ("Lessor") and ARBINET-THEXCHANGE, INC., a Delaware corporation whose principal office address is 75 Broad Street, New York, NY 10004 ("Lessee"), with effective date of March 1, 2002 ("Effective Date").

SUMMARY OF TERMS AND CONDITIONS:

A. Commitment Amount. $1,200,000
B. Minimum Supplement Amount. $100,000
C. Equipment. computers, servers, telecommunication equipment and other related Equipment to be approved by Lessor.
D. Exclusions/Soft Costs. 15% of line; 15% per supplement, for custom use equipment, software, installation and delivery costs, purchase tax, tooling equipment, tenant improvements and items generally considered fungible or expendable. Ten percent (10%) of all furniture costs will be considered soft and will be allocated to soft costs. Equipment over 3 months old at time of funding will be subject to depreciation.
E. Term. 36 months.
F. Monthly Lease Rate Factor. 3.228%, indexed to LIBOR
G. LIBOR Floor. 1.84000%
H. Lease Deposit. $12,000
I. Commitment Expiration Date. January 31, 2003
J. Lessee's Costs & Expenses. $5,000
K. Residual Option Charges. So Song as no default exists, Lessee shall have the option to purchase, renew, or return the Equipment at the expiration of the Lease as set forth in the applicable Supplement.
     1. Purchase. 10.0% of original Equipment cost.
     2. Renewal. 12 months at 45% of original rental amount, after which Lessor agrees to sell Equipment to Lessee for $1.00.
     3. Remarket. 8% of original Equipment cost
L. Equity Investment Amount. Lessee grants Lessor the right, but not the obligation, to purchase up to an aggregate of $1,000,000 of the securities issued in the Lessee's future private equity financings. Any such purchase shall be on the same terms and conditions as those offered to the investors in such financing.
M. No Dividends. No dividends on preferred stock can be paid prior to Lessor being repaid in full without Pentech's prior written consent.

GENERAL PROVISIONS:

1. LEASE. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor, subject to the terms and conditions of this Master Equipment Lease ("Lease"), the personal property ("Equipment") described in Acceptance Supplements ("Supplements") executed from time to time by Lessor and Lessee pursuant to the terms of this Lease. Each Supplement shall be substantially in the form attached hereto as Exhibit A or in the form prescribed by Lessor and, upon execution and delivery, shall refer to and incorporate by reference all of the terms and conditions of this Lease. In the event of a conflict between this Lease and any Supplement, the language of the Supplement will prevail. The terms "Agreement", "hereof," "herein," and "thereunder," when used in this Lease shall mean this Lease, and any and all Supplements to the Lease.

2. SELECTION OF EQUIPMENT. Lessee acknowledges that it has selected the type, quantity and supplier of the Equipment referred to herein and that it has requested Lessor to purchase the same under a contract for leasing to Lessee (the "Supply Contract"). Lessee agrees that the Equipment and each part or unit thereof is of a design, size, quality and capacity required by Lessee and is suitable for its purposes. Lessee acknowledges (i) that Lessor has not selected, manufactured or supplied the Equipment, (ii) that, previously or by this Lease, Lessee has received or approved of the terms of the Supply Contract, (iii) that the Lessee may have rights under the Supply Contract; and (iv) that the Lessee may contact the supplier for a description of any such rights Lessee may have under the Supply Contract. Lessor hereby assigns to Lessee all rights, which Lessor has or may acquire against any manufacturer, supplier, or contractor with respect to any warranty or representation relating to the Equipment leased hereunder.

3. OWNERSHIP; PERSONAL PROPERTY; LOCATION, IDENTIFICATION; INSPECTION; QUIET ENJOYMENT. Ownership of the Equipment remains with Lessor and nothing herein contained shall be construed as conveying to Lessee any right, title or interest in the Equipment except as a Lessee only. Lessee represents that the Equipment shall be and at all times remain separately identifiable personal property. Lessee shall, at its own expense, take such action as may be necessary to prevent any third party from acquiring any right to or interest in the Equipment by virtue of the Equipment being deemed to be real property or a part of other personal property, and shall indemnify Lessor against any loss which it may sustain by reason of Lessee's failure to do so. The Equipment may not be removed from the location specified in the Supplement pertaining thereto without Lessor's prior written consent, which will not be unreasonably withheld. If requested by Lessor, Lessee shall attach to and maintain on each item of Equipment a conspicuous plate or marking disclosing Lessor's ownership thereof. Lessor or its representatives may, after reasonable notice to Lessee, inspect the Equipment during normal business hours. Lessee shall promptly advise Lessor of any circumstances that may materially affect any item of Equipment or in any manner affect Lessor's title thereto. So long as no Event of Default exists, neither the Lessor nor any party claiming by or through the Lessor shall disturb the Lessee's quiet and peaceful possession, and unrestricted use, of the Equipment.

4. EXECUTION OF FURTHER DOCUMENTATION. Lessee will, at its own expense, promptly execute and deliver to Lessor such further documentation and assurances and take such further action as Lessor may from time to time require in order to more effectively carry out the intent and purpose of this Agreement so as to establish and protect the rights, interests and remedies intended to be created in favor of Lessor hereunder, including, without limitation, the execution and filing of UCC financing statements and continuation statements with respect to the Equipment and Agreement Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact, with full authority in the place and stead of Lessee and in the name of Lessee, from time to time in Lessor's discretion, to take any action and to execute any instrument which Lessor may deem necessary or advisable to accomplish the purposes of this paragraph. The Lessor may search all public records and filings of Lessee to locate and identify any conflicting liens against the Equipment. UCC releases from any intervening parties holding a security interest in said Equipment shall be required prior to funding any Supplement. The form, substance and sufficiency of all documents employed in documenting the Lease and Supplements contemplated hereby must be acceptable to Lessor and its counsel.

5. DISCLAIMER OF IMPLIED WARRANTIES. THE EQUIPMENT WILL BE LEASED "AS IS" AND "WHERE IS". (A) THE LESSOR HAS NOT MADE, MAY NOT BE CONSIDERED TO HAVE MADE, AND SPECIFICALLY DISCLAIMS, OTHER THAN THE WARRANTY OF QUIET ENJOYMENT:

(1) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE EQUIPMENT, REGARDING TITLE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT OR THE LIKE,

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FITNESS FOR USE FOR A PARTICULAR PURPOSE, QUALITY OF MATERIALS OR WORKMANSHIP,
ABSENCE OF DISCOVERABLE OR NONDSCOVERABLE DEFECTS, OR THAT THE EQUIPMENT IS IN COMPLIANCE WITH ANY APPLICABLE GOVERNMENT REQUIREMENTS OR REGULATIONS; AND

(2) ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE EQUIPMENT (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE); AND

(3) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY REGARDING THE CHARACTERIZATION OF THIS LEASE FOR TAX, ACCOUNTING, OR OTHER PURPOSES.

THE LESSEE WAIVES, RELEASES, RENOUNCES, AND DISCLAIMS EXPECTATION OF OR RELIANCE ON ANY SUCH WARRANTY OR WARRANTIES.

(B) THE LESSOR WILL NOT HAVE ANY RESPONSIBILITY OR LIABILITY TO THE LESSEE OR ANY OTHER PERSON, WHETHER IN CONTRACT OR TORT, ARISING OUT OF ORDINARY NEGLIGENCE OR STRICT LIABILITY OF THE LESSOR OR OTHERWISE (OTHER THAN BY REASON OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), FOR:

(1) ANY LIABILITY, LOSS, OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE EQUIPMENT; BY ANY INADEQUACY, DEFICIENCY OR DEFECT OF THE EQUIPMENT; OR BY ANY OTHER CIRCUMSTANCES IN CONNECTION WITH THIS LEASE;

(2) THE USE, OPERATION, OR PERFORMANCE OF THE EQUIPMENT OR ANY RISKS RELATING TO IT;

(3) ANY CONSEQUENTIAL DAMAGES, INCLUDING THOSE FOR INTERRUPTION OF SERVICE, LOSS OF BUSINESS, OR ANTICIPATED PROFITS; OR

(4) THE DELIVERY, OPERATION, MAINTENANCE, REPAIR, IMPROVEMENT, OR REPLACEMENT OF THE EQUIPMENT.

6. TERM; ACCEPTANCE; RENT. The term of lease of each item of Equipment shall commence on the Commencement Date specified in the Supplement pertaining to such Equipment and, unless earlier terminated pursuant to the provisions hereof, shall continue for the term specified in such Supplement. Lessee's execution and delivery of each Supplement shall constitute Lessee's irrevocable acceptance of the Equipment covered thereby for all purposes of this Agreement. Lessee shall pay to Lessor, at the addresses specified above or at such other address as may be provided by Lessor from time to time, rent as specified in each Supplement. Each date on which an installment of rent is payable is designated herein as "Rent Payment Date". As to each Supplement, the first Rent Payment Date shall be the Rent Payment Date set forth therein, with the succeeding Rent Payment Date on the corresponding day of each month thereafter. In addition, if applicable, Lessee shall pay interim rent for the period between the actual commencement of the rent under each Supplement and the date designated as the Rent Payment Date, based on a 30- day month and the number of days between the actual commencement date and the first rent payment date, at the daily equivalent of the Monthly Lease Rate Factor. Should any payment not be made by Lessee on or before the applicable Rent Payment Date, Lessor shall be entitled to a late payment charge in addition to the actual rent due of 5% of the late rent and any other amount due but unpaid under this Agreement.

7. LESSEE'S OBLIGATIONS IRREVOCABLE. The Lessee's obligation to pay all rent will be absolute and unconditional and will not be affected or reduced by any circumstance, including:

(1) Any setoff, counterclaim, recoupment, defense, or other right that the Lessee may have for any reason against the Lessor, the manufacturer, any seller of the Equipment, any person providing services with respect to the Equipment, or any other party;
(2) Any defect in the title, condition, design, operation, or fitness for use of the Equipment; any damage to, or loss or destruction of, the Equipment; or any interruption or cessation in its use or possession by the Lessee for any reason, whether arising out of or related to an act or omission of the Lessor or any other person;
(3) Any liens with respect to the Equipment;
(4) The invalidity or unenforceability of this Agreement or any absence of right, power or authority of the Lessor or Lessee to enter into this Lease;
(5) Any insolvency, bankruptcy, reorganization, or similar proceedings by or against the Lessor or Lessee; or

Lessee acknowledges that Lessee will, upon demand by Lessor, pay directly to the appropriate party the amount of any invoice that may be furnished to Lessor subsequent to inclusion of the applicable item of Equipment on a Supplement. Lessee acknowledges that Lessor will have no further obligations hereunder as to any item of Equipment not included on any Supplement under the Lease at the expiration of the Lease term set forth in the Supplement.

THE LESSEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, ALL RIGHTS THAT IT MAY NOW HAVE OR LATER ACQUIRE, BY ORDER OR OTHERWISE, TO TERMINATE THIS AGREEMENT OR ANY OBLIGATION IMPOSED ON THE LESSEE IN RELATION TO THIS AGREEMENT.

8. RESTRICTIONS ON TRANSFER. THE LESSEE MAY NOT (i) SUBLET OR TRANSFER POSSESSION OF THE EQUIPMENT OTHER THAN IN THE ORDINARY COURSE OF BUSINESS, OR
(ii) MERGE INTO, CONSOLIDATE WITH OR TRANSFER ITS ASSETS SUBSTANTIALLY AS AN ENTIRETY TO ANOTHER PARTY WITHOUT THE LESSOR'S PRIOR WRITTEN CONSENT GIVEN IN THE LESSOR'S SOLE AND ABSOLUTE DISCRETION. THE LESSEE MAY NOT ASSIGN, PLEDGE, OR OTHERWISE ENCUMBER THIS LEASE OR THE EQUIPMENT.

With respect to any authorized sublease or transfer of possession of the Equipment, the rights of the sublessee or transferee will be subject and subordinate to all the terms of this Agreement, including the Lessor's right of repossession on the occurrence of an Event of Default. The Lessee will remain primarily liable for the performance of all the terms of this Agreement to the same extent as if the sublease or transfer of possession had not occurred.

The Lessor will have the right, at its sole expense, to assign, sell, or encumber any part of its interest in the Equipment or in this Agreement and any proceeds of the disposition of that interest, subject to the Lessee's rights under this Lease. To effect or facilitate such assignment, sale or encumbrance, the Lessee agrees to provide all agreements, consents, conveyances or documents that may be reasonably requested by the Lessor, including an unrestricted release of the Lessor from its obligations under this Agreement. That release will not release the Lessor from any liability that arose before the assignment or sale.

The Lessee acknowledges that an assignment, sale, or encumbrance of the Lessor's interest would not materially change the Lessee's duties under the Agreement or materially increase its burdens or risks.

Without prejudice to any rights that the Lessee may have against the Lessor, the Lessee agrees that it will not assert against an assignee any claim or defense that it may have against the Lessor.

9. MAINTENANCE COVENANT. The Lessee will:

(1) Furnish all labor and parts required for maintaining, repairing, and replacing component parts of the Equipment to keep it in good operating condition and appearance;
(2) Use, operate, maintain, and store the Equipment in a careful and proper manner;
(3) Protect the Equipment from deterioration, other than that resulting from ordinary wear and tear;
(4) Comply with the manufacturer's operating procedures and warranty restrictions and all laws, ordinances, and regulations applicable to the Equipment or its use and in compliance with the insurance policies required to be maintained thereunder;

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(5) Put the Equipment only to the use contemplated by the manufacturer; and
(6) Maintain accurate and complete records of all repairs and maintenance of the Equipment and allow the Lessor to inspect those records at any time upon reasonable notice and during normal business hours.
(7) Comply with the maintenance requirements of any maintenance schedule recommended by the manufacturer or attached as a part of any Supplement.

The Lessee will not make any alterations, additions, or improvements to the Equipment without the Lessor's prior written consent, which will not be unreasonably withheld. All repairs, replacement parts, additions, alterations, and improvements made to the Equipment by the Lessee will be considered to be the Lessor's property and subject to the terms of this Agreement.

10. RISK OF LOSS COVENANT. The Lessee will bear the entire risk of destruction, loss, theft, requisition of title, or use, confiscation, taking, or damage (collectively, Casualty Loss) of the Equipment from any cause during the period commencing when the Equipment is placed in transit to the Lessee and ending when the Equipment is returned to the Lessor or its designee following termination as provided herein. If during that period the Equipment suffers any Casualty Loss, the Lessee will notify the Lessor in writing within five days following the Casualty Loss. On demand by the Lessor, the Lessee will:

(1) If Lessor determines that the damage constituting the Casualty Loss is repairable, repair the Equipment to the condition in which the Equipment is required to be maintained under this Agreement;
(2) If the damaged Equipment is not repairable, replace the Equipment at the Lessee's sole expense with like Equipment approved by the Lessor and take all actions and make all payments that may be required to vest in the Lessor title to the replacement Equipment, free and clear of all liens, encumbrances, or security interests other than Permitted Liens (as defined in Section 15); or
(3) Pay to the Lessor the stipulated loss value as set forth in the applicable Supplement (the "Casualty Value") and all other amounts then due under the Supplement, upon which payment the Supplement will terminate with respect to the Equipment paid for and Lessor shall transfer ownership of such Equipment to Lessee.

11. INSURANCE. Lessee shall maintain at all times on the Equipment, at Lessee's expense, property damage, direct damage, and liability insurance in such amounts, against such risks, and in such form and with such insurers as shall be satisfactory to Lessor. The required insurance shall be as specified in the applicable Supplement; provided, however, that the amount of direct damage insurance shall not on any date be less than the greater of the full replacement value or the Casualty Value of the Equipment as of such date. Each insurance policy will name Lessor as additional insured and as loss payee, and shall contain a clause requiring the insurer to give to Lessor at least 30 days prior written notice of any alteration in or cancellation of the terms of such policy. Lessee shall furnish to Lessor a certificate or other evidence satisfactory to Lessor that such insurance coverage is in effect, provided, however, that Lessor shall be under no duty to ascertain the existence or adequacy of such insurance.

12. TAXES; INDEMNITY. Lessee agrees to pay, and to indemnify and hold Lessor harmless from, all license fees, assessments, and sales, use, property, excise, and other taxes and charges (other than federal or state income taxes and taxes imposed by any other jurisdiction which are based on, or measured by, the net income of Lessor for reasons other than the ownership or leasing of the Equipment in such jurisdiction) imposed upon or with respect to (a) the Equipment or any part thereof arising out of or in connection with the shipment of Equipment or the possession, ownership, use or operation thereof, or (b) this Agreement or the consummation of the transactions herein contemplated. The agreements and indemnities contained in this paragraph shall survive the expiration or earlier termination of this Agreement.

13. DEPRECIATION INDEMNITY.

(1) Lessor, as the owner of the Equipment, shall be entitled to such deductions, credits and other benefits as are provided by the Internal Revenue Code of 1986, as amended (the "IRC"), to an owner of property.
(2) Lessee agrees that it will not at any time take any action or file any returns or other documents inconsistent with the foregoing and that Lessee will file such returns, take such action, and execute such documents as may be reasonable and necessary to facilitate accomplishment of the intent thereof. Lessee agrees to copy and make available for inspection and copying by Lessor such records as will enable Lessor to determine whether it is entitled to the benefit of any amortization or depreciation deduction, or other deduction or credit which may be available from time to time with respect to the Equipment.
(3) Lessee hereby indemnifies Lessor, its successors and assigns, from and against any loss, disallowance, unavailability or recapture of its depreciation deductions based on Lessor's cost of the Equipment resulting from any action or failure to act of Lessee, including replacement of the Equipment without Lessor's consent, plus all interest, penalties, costs or additions to tax resulting from such loss, disallowance, unavailability or recapture. The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement.

14. INDEMNIFICATION COVENANT. The Lessee agrees to indemnify, reimburse, and hold harmless Lessor, its successors and assigns from and against all claims, damages, losses, liabilities (including negligence, tort and strict liability, but excluding gross negligence and willful misconduct), demands, suits, judgments, and all legal proceedings, and any and all costs and expenses in connection therewith (including reasonable attorneys' fees) arising out of or in any manner connected with:

(1) The breach of any representation, warranty, or covenant made by the Lessee under this Agreement;
(2) The manufacture, purchase, lease, delivery, nondelivery, acceptance, rejection, ownership, possession, use, storage, operation, return, repair or other disposition of the Equipment;
(3) Patent, copyright or trademark infringement related to the Equipment;
(4) The Equipment's condition or any discoverable or nondiscoverable defect in it arising from its design, testing, or construction; any article used in the Equipment; or any maintenance, service, or repair, whether or not the Equipment is in the Lessee's possession and regardless of where the Equipment is located; or
(5) Any transaction, approval, or document contemplated by this Agreement. Lessee agrees to give Lessor prompt notice of any such claim or liability. The Lessee waives and releases Lessor, its successors and assigns from any existing or future claims in any way connected with injury to or death of the Lessee's personnel, loss or damage of the Lessee's property, or loss of use of any property, which may:

(a) Result from or arise in any manner out of the ownership, leasing, condition, use, or operation of the Equipment; or
(b) Be caused by any defect in the Equipment; its design, testing, or construction; any article used in the Equipment; or any maintenance, service, or repair, whether or not the Equipment is in the Lessee's possession and regardless of where the Equipment is located. The indemnities described in this clause will continue in full force and effect notwithstanding the expiration or other termination of this Agreement and are expressly made for the benefit of and will be enforceable by Lessor, and its successors and assigns.

15. COVENANT TO KEEP FREE OF LIENS. The Lessee will not directly or indirectly create, incur, assume, or suffer to exist any lien on the Equipment, its title, or any interest therein, except for:

(1) The respective rights of the Lessor and Lessee under this Agreement;
(2) Liens granted by the Lessor with respect to the Equipment;
(3) Liens for taxes either not yet due or being contested in good faith by the Lessee as long as adequate reserves are maintained with respect to those liens and the Equipment is not, in the Lessor's reasonable opinion, in danger of being sold, confiscated, forfeited, or seized as a result of the liens; and
(4) Inchoate materialmen's, mechanics', workmen's, repairmen's, employees', or other like liens arising in the ordinary course of business, which either are not delinquent or are being contested in good faith by the Lessee, and for which adequate reserves are maintained in connection with such contest, as long as the Equipment is not, in the Lessor's reasonable opinion, in danger of being sold,

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confiscated, forfeited, or seized as a result of the Liens. The preceding items
(1) through (4) are referred to as "Permitted Liens".

The Lessee will promptly, at its sole expense, take any action that may be necessary to discharge any lien except for the liens referred to in paragraphs
(1) and (2) arising at any time with respect to the Equipment.

16. LESSOR'S RIGHT TO PERFORM. If Lessee fails to make any payment required to be made hereunder or fails to comply with any other provisions of this Agreement, Lessor may make such payment or comply wish such provisions, and the amount of such payment and the reasonable expenses of Lessor incurred in connection with such payment or compliance, shall be immediately payable by Lessee to Lessor.

17. DEFAULT. Any one of the following occurrences shall, in the Lessor's sole discretion, constitute an Event of Default by Lessee of this Agreement:

(1) Failure by Lessee to make any payment of rent or other amount owing hereunder within 5 days after the date upon which said amounts are due;
(2) Failure of Lessee to perform or observe any other covenant, agreement, or condition hereunder, provided such failure should continue for 30 days after notice from Lessor;
(3) Proof that any representation or warranty made by Lessee herein or in any document or certificate furnished to Lessor in connection herewith is or was materially incorrect when made;
(4) Lessee's insolvency or assignment by Lessee for the benefit of creditors or consent to the appointment of a trustee or receiver, or the appointment of a trustee or receiver for Lessee or for a substantial part of its property or for the Equipment, or reorganization, arrangement, insolvency, dissolution, or liquidation proceedings instituted by or against Lessee, if such proceedings are not dismissed or discharged within 60 days of filing;
(5) The occurrence of a material adverse change, in Lessor's sole discretion, in Lessee's business or financial condition or Lessee's probable ability to perform its obligations under the Lease and Supplements.
In any such event, Lessor may declare this Agreement to be in default, and may proceed in accordance with the provisions of Paragraph 18 hereof.

18. REMEDIES.

(1) Remedies. Upon the occurrence and during the continuance of any Event of Default, the Lessor may declare this Agreement to be in default, and at its option and without notice to the Lessee, exercise one or more of the following remedies:

(a) Declare the then Casualty Value immediately due and payable with respect to any or all items of Equipment without notice or demand to Lessee;
(b) Sue for and recover all rent and other payments, then accrued or thereafter accruing, with respect to any or all items of Equipment;
(c) Take possession of and render unusable any or all items of Equipment, without demand or notice, wherever same may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession (any such taking of possession will not constitute a termination of this Lease as to any or all items of Equipment unless Lessor expressly so notifies Lessee in writing);
(d) Require Lessee to assemble any or all items of Equipment at the original Equipment location, such location to which the Equipment may have been moved with the prior written consent of Lessor, or such other location in reasonable proximity to either of the foregoing as Lessor designates;
(e) Sell or otherwise dispose of any or all items of Equipment whether or not in Lessor's possession, in a commercially reasonable manner at public or private sale and with or without notice to Lessee and apply the net proceeds of such sale, after deducting all costs of such sale, including, but not limited to, costs of transportation, repossession, storage, refurbishing, advertising and broker's fees, to the obligations of Lessee thereunder with Lessee remaining liable for any deficiency and with any excess being retained by Lessor;
(f) Retain any repossessed items of Equipment and credit the reasonable value thereof, after deducting all such sales related costs incurred to the date of crediting, to the obligations of Lessee hereunder with Lessee remaining liable for any deficiency and with Lessor having no obligation to reimburse Lessee on account of any excess of such reasonable value over such obligations;
(g) Terminate this Lease as to any or all items of Equipment or Lease funding commitments; and
(h) Utilize any other remedy available to Lessor at law or in equity.

In the event Lessor elects to terminate its obligation to Lessee as described in paragraph (g), above, Lessee shall purchase all of Lessor's right, title and interest in any Equipment subject to any Supplements to the Lease for the amount equal to the remaining unpaid rental payments, taxes and fees, plus the purchase option amount set forth in the applicable Supplement. Except as to such items with respect to which there is a termination, this Lease will remain in full force and effect and Lessee will be and remain liable for the full performance of all its obligations hereunder

In addition to the foregoing, the Lessee will be liable for interest on unpaid amounts at an annual interest rate of eighteen percent (18%) from the date the same became due until payment in full, and for all reasonable legal fees and other reasonable costs and expenses incurred by the Lessor in connection with the occurrence of any Event of Default or the exercise of its remedies.

In any such event, Lessee will be liable for the amount, if any, as reasonably calculated by the Lessor, required for the Lessor to receive the same after tax economic return from this Lease that the Lessor would have received if the Lessee had performed all of its obligations under this Agreement through the end of the Lease term.

No right or remedy conferred herein is exclusive of any right or remedy conferred herein or by law; but all such rights and remedies are cumulative of every other right or remedy conferred hereunder or at law or in equity, by statute or otherwise, and may be exercised concurrently or separately from time to time.

(2) In effecting any repossession, the Lessor and its representatives and agents, to the extent permitted by law, will:

(a) Have the right to enter on any premises where the Lessor reasonably believes the Equipment is located;
(b) Not be liable, in conversion or otherwise, for the taking of any personal property of the Lessee that is in or attached to the repossessed Equipment as long as the Lessor promptly returns that properly to the Lessee;
(c) Not be liable in any manner for any damage to any of the Lessee's property in repossessing and holding the Equipment, except for damage caused by the Lessor's gross negligence or willful misconduct; and
(d) Have the right to maintain possession of and dispose of the Equipment on any premises owned by the Lessee or under the Lessee's contra!.

If the Equipment is returned to or repossessed by the Lessor, any rights in any express or implied warranty previously assigned to the Lessee or otherwise held by it will without further act, notice, or writing be assigned or reassigned to the Lessor, if assignable. The Lessee will be liable to the Lessor for all reasonable expenses, costs, and fees incurred in (1) repossessing, storing, preserving, shipping, maintaining, repairing, and refurbishing the Equipment to the condition required by this Agreement; and (2) preparing the Equipment for sale or lease, advertising the sale or lease, and selling or re-letting the Equipment.

No express or implied waiver by the Lessor of any default or Event of Default will be construed as a waiver of any future or subsequent default or Event of Default.

19. CONDITIONS PRECEDENT. The obligation of Lessor contained in paragraph 1 of this Agreement shall be subject to the following conditions precedent:

(1) There shall have occurred no material adverse change in Lessee's business or financial condition or Lessee's probable ability to perform its obligations under the Lease from the date hereof until the Commencement Date of any Supplement;
(2) Lessee shall have furnished Lessor with a certificate or other evidence satisfactory to Lessor that insurance coverage as required by

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this Agreement is in effect as to any and all item(s) of Equipment desired to be leased;
(3) Unless specifically waived by Lessor, Lessee shall have furnished waivers, in form and substance acceptable to Lessor, of all rights in or to the Equipment of any landlord or mortgagee of any real property upon which the Equipment is or is to be situated; and
(4) All other instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Lessor, and counsel to Lessor shall have received copies of all documents which it may have requested in connection therewith.

If any of the above conditions is not satisfied at the time Lessee submits any Supplement, Lessor, in its sole discretion, shall have no obligation under this Agreement to lease the Equipment covered thereby to Lessee.

20. FINANCIALS. Lessee agrees that for so long as any item of Equipment shall be leased under the Agreement, Lessee will deliver or cause to be delivered to Lessor (a) within 45 days after the end of each month, monthly financial statements for the month just closed, including balance sheet, and related statements of income and expense for such month, all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and certified by Lessee's chief financial officer; and (b) as soon as practicable, and in any event within 120 days after the close of each fiscal year of Lessee, the audited balance sheet of Lessee as of the end of such fiscal year together with the related statements of income and expense for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and certified by an independent certified public accountant acceptable to Lessor. In addition, through the term of any warrant issued by Lessee to Lessor, Lessee shall provide Lessor with quarterly financial statements, including an updated capitalization table showing changes to the capital structure, and audited annual financial statements.

21. REPRESENTATIONS, WARRANTIES AND COVENANTS. Lessee represents, warrants, and covenants as follows:

(1) If Lessee is a corporation, or a limited liability company, Lessee is duly organized and validly existing and is in good standing under the laws of the state of its incorporation, and is duly qualified and licensed to do business as a foreign corporation and is in good standing in those jurisdictions where such qualifications are necessary to authorize Lessee to carry on its present business and operations, and to own its properties or to perform its obligations thereunder;
(2) If Lessee is a partnership, Lessee is duly organized and validly existing under the partnership laws of its state of domicile and is duly authorized in any foreign jurisdiction where such qualification is necessary to authorize Lessee to carry on its present business and operations and to own its properties and to perform its obligations thereunder;
(3) Lessee has full power, authority, and legal right to execute, deliver, and carry out as Lessee the terms and provisions of this Agreement, and any other necessary documents in connection with this transaction;
(4) If Lessee is a corporation or limited liability company, Lessee's execution, delivery, and performance of this Agreement and the other documents and agreements referred to herein, and the performance of its obligations under this Agreement have all been authorized by all necessary corporate or company action, do not require the approval or consent of stockholders, or of any trustee or holders of any indebtedness or obligation of Lessee and will not violate any law, governmental rule, regulation or order binding upon Lessee or any provision of any indenture, mortgage, contract, or other agreement to which Lessee is a party or by which it is bound or to which it is subject, and will not violate any provision of the Certificate or Articles of Incorporation, Bylaws, any preferred stock agreement, Articles of Organization or Operating Agreement of Lessee;
(5) If Lessee is a partnership, Lessee's execution, delivery and performance of this Agreement and the other documents and agreements referred to herein, and the performance of its obligations under this Agreement have all been authorized by all necessary partnership actions;
(6) There are no pending or, to Lessee's knowledge, threatened investigations, actions, or proceedings before any court or administrative agency or other tribunal body, which seek to question or set aside any of the transactions contemplated by this Agreement, or which, if adversely determined, would materially affect the condition, business, or operation of Lessee;
(7) Lessee is not in default in any material manner in the payment or performance of any of its obligations or in the performance of any contract, agreement, or other instrument to which it is a party or by which it or any of its assets may be bound;
(8) The balance sheet of Lessee as of the end of its most recent fiscal year and the related profit and loss statement of the Lessee for the fiscal year ended on said date, including the related schedules and notes, together with the report of an independent certified public accountant, heretofore delivered to Lessor, are all true and correct and present fairly (I) the financial position of Lessee as of the date of said balance sheet and (ii) the results of the operations of Lessee for said fiscal year;
(9) All proceedings required to be taken to authorize the lease of the Equipment from Lessor and to protect Lessor's interest in such Equipment, free and clear of all liens and encumbrances whatsoever, other than Permitted Liens, have been taken;
(10) Lessee has no significant liabilities (contingent or otherwise) which are not disclosed by or reserved against the financial statements referred to in (8) above;
(11) No authorization, consent, approval, license, exemption of or filing or registration with any court, governmental unit or department, commission, board, bureau, agency, instrumentality or the like is required or necessary for the valid execution and delivery of the Agreement, any bill of sale, and the other documents and agreements referred to herein;
(12) This Master Lease, the Supplements, and any accompanying documents, having been duly authorized, executed and delivered to Lessor, constitute legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with the terms hereof except as such terms may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditor's rights generally;
(13) The Equipment is personal property and neither real property nor a fixture;
(14) The Equipment will be used for commercial operations only, not for personal, family, or household purposes.

22. INVESTMENT. Lessee grants Lessor the right, but not the obligation, to purchase up to an aggregate of $1,000,000 of securities issued in the Lessee's future private equity financings. Any such purchase shall be on the same terms and conditions as those offered to the investors in such financing. Lessee shall deliver a notice to Lessor by confirmed facsimile transmission, certified mail or a nationally recognized overnight courier service stating the anticipated closing date for such equity financing, and the price and summary of the terms for the equity financing. Lessor may exercise its right to invest by giving a written election to Lessee within a reasonable time after receipt of Lessee's notice.

23. CHOICE OF LAW; JURY TRIAL WAIVER. THE RIGHTS AND LIABILITIES OF THE PARTIES UNDER THIS AGREEMENT, AND EACH SUPPLEMENT, SHALL BE INTERPRETED, ENFORCED AND GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES. LESSEE HEREBY CONSENTS AND SUBJECTS ITSELF TO THE JURISDICTION OF EVERY LOCAL, STATE, AND FEDERAL COURT WITHIN SANTA CLARA COUNTY, CALIFORNIA, AND AGREES THAT EXCEPT AS OTHERWISE REQUIRED BY LAW, LESSEE SHALL NEVER FILE OR MAINTAIN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, OR ANY SUPPLEMENT IN ANY COURT OUTSIDE THE STATE OF CALIFORNIA. Lessee hereby agrees that service of process in connection with any such action upon Lessee may be in the manner provided by the laws of the State of California. LESSEE WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT.

24. ATTORNEY FEES AND COSTS. Lessee shall reimburse Lessor for all reasonable charges, costs, expenses and attorneys' fees incurred by Lessor in (a) defending or protecting its interest in the Equipment; (b) the administration, amendment and enforcement of this

Master Equipment Lease

Lease or the collection of any installment of rent under this Lease or any Supplement; and (c) any lawsuit or other legal proceeding to which this Lease gives rise, including, but not limited to, actions in tort.

25. HEADINGS FOR CONVENIENCE ONLY. The headings for the paragraphs and provisions in this Master Lease, as well as the other documents constituting the Agreement, are intended solely for convenience of reference and are not intended nor shall they be used to construe, explain, modify or place any meaning upon any provisions hereof.

26. MODIFICATION. Neither this Master Lease nor any other document or Supplement constituting the Agreement can be modified or amended except by written agreement signed and dated by both Lessor and Lessee.

27. COUNTERPARTS. This Master Lease and any other document or Supplement constituting the Agreement may be executed in any number of counterparts. Any document executed in counter parts shall remain one document. Each counterpart is an original instrument.

28. PROVISIONS SEVERABLE. Should any provision of the Agreement be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remaining provisions hereof.

29. ENTIRE AGREEMENT. This Master Lease, the Supplements and any accompanying documents constitute the entire agreement between the parties and no other representation or statements shall be deemed binding, nor shall there be any reliance by either Lessor or Lessee upon any representations, agreements, statements, promises, understandings, or inducements made which are not embodied in the written Agreement.

30. TIME. Time is of the essence of this Agreement and each and all of its provisions.

Executed on April 16th, 2002

          By execution hereof, the undersigned hereby certifies that (s)he has read this Agreement, and that (s)he is duly authorized to execute this Master Equipment Lease on behalf of Lessee.

          LESSEE:

          ARBINET-THEXCHANGE, INC., a Delaware corporation


          By:
              ---------------------------
          Name: Peter P. Sach
          Title: CAO & Tresurer


          LESSOR:

          PENTECH FINANCIAL SERVICES, INC.,
          a California corporation


          By: Norman H. Nelson
              ---------------------------
          Title: President & COO

Master Equipment Lease

                        PENTECH FINANCIAL SERVICES, INC.

                              ACCEPTANCE SUPPLEMENT

Supplement No 1 to Master Equipment Lease No. 302001

Commencement Date May 1, 2002 Expiration Date April 30 2005.

Total Supplement Amount $696,257.61 Monthly Lease Rate Factor used: 3.228%

THIS ACCEPTANCE SUPPLEMENT is executed and delivered by PENTECH FINANCIAL SERVICES, INC.("Lessor") and ARBINET-THEXCHANGE, INC. ("Lessee"), pursuant to and in accordance with the Master Equipment Lease with effective date of March 1, 2002 between Lessor and Lessee (the "Agreement"), terms defined therein being used herein with the same definitions.

A. The Equipment covered by this Acceptance Supplement is described on the Equipment Schedule attached hereto as Exhibit A and made a part hereof by reference.

B. LESSEE CONFIRMS THAT ON THE DATE OF EXECUTION OF THIS ACCEPTANCE SUPPLEMENT, THE EQUIPMENT LISTED ON THE ATTACHED EQUIPMENT SCHEDULE (EXHIBIT A) HAS BEEN DELIVERED TO IT, DULY ASSEMBLED AND INSTALLED IN GOOD WORKING ORDER AND CONDITION, IN THE LOCATION SPECIFIED ON THE ATTACHED EQUIPMENT SCHEDULE (EXHIBIT
A).

C. Lessee hereby: (a) confirms that said Equipment is of the size, design, capacity and manufacture selected by it and meets the provisions of any purchase order pursuant to which Lessor has acquired title thereto; and (b) irrevocably accepts said Equipment as-is, where-is for all purposes of the Agreement as of the Commencement Date set forth above.

D. The term of lease of said Equipment under the Agreement shall commence as of the Commencement Date set forth above and, unless earlier terminated pursuant to the provisions of the Agreement, shall expire on the Expiration Date set forth above.

E. As rent for said Equipment throughout the term of lease referred to in the preceding paragraph D, Lessee shall pay to Lessor in accordance with the terms of the Agreement, 36 consecutive rental payments of $22,475.20. Rental payments shall be made monthly. The first Rent Payment Date shall be May 1, 2002, with subsequent rental payments commencing June 1, 2002, and continuing thereafter to and including April 1, 2005. Lessee shall pay an Interim Rent of $0 plus tax for the period from the Commencement Date to the first Rent Payment Date. Lessee shall pay a sales or use tax of $0 which shall be added to each Rent Payment.

F. The insurance required pursuant to Paragraph 11 of the Agreement shall include:

     1. PHYSICAL DAMAGE TO ALL EQUIPMENT LEASED UNDER THIS SUPPLEMENT:

     a. Minimum Scope of Coverage: Fire, extended coverage, employee fidelity, vandalism, theft and malicious mischief;

     b. Minimum Dollar Limits of Coverage. Not less than the higher of the Stipulated Loss Value at the time of payment to Lessor of insurance proceeds or fair market value immediately prior to the physical damage of each item of Equipment leased hereunder for fire, extended coverage, vandalism, theft and malicious mischief, and a minimum of 25% coverage on employee fidelity;

     c. Maximum Deductibles: Not more than $1,000 per occurrence. Lessee is liable for all deductible amounts.

     2. PUBLIC LIABILITY.

     a. Minimum Scope of Coverage: Public liability including bodily injury and property damage;

Arbinet-theXchange
302001.1

     b. Minimum Dollar Limits of Coverage: (i) Bodily Injury: $1,000,000. per person per occurrence and $1,000,000.00. aggregate per occurrence; and (ii) Property Damage: $1,000,000 per occurrence;

     c. Maximum Deductibles: Not more than $1,000 per occurrence. Lessee is liable for all deductible amounts.

G. Lessor has made certain tax assumptions pursuant to Section 13 of the Agreement. These assumptions are as follows:

     1. The Accelerated Cost Recovery System (ACRS) property class for the Equipment is five (5) years.

     2. The Depreciation Method is the method selected by the Lessor's tax department as being more favorable to Lessor, given the facts and circumstances of each transaction.

H. So long as no default shall have occurred and be continuing, Lessee shall have the following three options at the end of the initial term:

     a) Purchase all but not less than all, of the equipment at its then Fair Market Value (FMV), $69,625.76; or
     b) Renew the lease for a 12-month period at its Fair Market Rental Value
(FMRV), 45% of the original rental amount after which Lessor agrees to sell the equipment to Lessee for $1.00; or
     c) Return all, but not less than all, of the equipment covered under the lease subject to a remarketing charge equal to 8% of its original cost.

     To exercise any of the above options, Lessee must give Lessor written notice of its election of (a), (b) or (c) above at least 90 days prior to the expiration of the lease term; and on the first day of the month following the last month of the initial term, do one of the following:

          (i) remit the purchase price to Lessor or its assigns in cash or certified funds; or
          (ii) commence paying the renewal rental amount on the first day of the month following the last month of the initial term; or
          (iii) pay the remarketing charge to Lessor or its assigns and return the Equipment, freight charges paid, to Lessor or its assigns, to a location designated by Lessor, packed safely in the original shipping boxes to avoid damage, along with all software and instruction manuals pertaining to the equipment.

     Any of the above payments which is not received by Lessor within 10 days of the due date will be considered in default. Upon the expiration of the term of this Acceptance Supplement, if Lessor has received no notice of Lessee's election under this paragraph, at the option of Lessor, Lessor may demand payment under the purchase option in section (i) above.

I. All provisions of the Agreement are hereby incorporated by reference in this Acceptance Supplement to the same extent as if they were set forth at length herein.

APPROVED AND AGREED to by the parties hereto as of the Commencement Date set forth above.

LESSOR:                                   LESSEE:
PENTECH FINANCIAL                         ARBINET-THEXCHANGE, INC.
SERVICES, INC. a California corporation   a Delaware corporation

                                          The undersigned affirms that he is
                                          duly authorized to execute and deliver
                                          this Acceptance Supplement on behalf
                                          of Lessee.


By: /s/ Norman H. Nelson                  By: /s/ Peter P. Sach
    ----------------------------------        ----------------------------------
Norman H. Nelson                          Name: Peter P. Sach
Title: President & COO                    Title: SVP. CAO & Treasurer

Arbinet-theXchange
302001.1

                   AMENDMENT TO MASTER EQUIPMENT LEASE 302001
                           ACCEPTANCE SUPPLEMENT 001

     This Amendment (the "Amendment"), effective as of June 19, 2002 ("Effective Date"), is to Acceptance Supplement 001 of Master Equipment Lease 302001, dated May 1, 2002 (the "Supplement 001"), by and between Pentech Financial Services, Inc., a California corporation ("Lessor") and ARBINET-THEXCHANGE, INC., a Delaware corporation ("Lessee"). This Amendment shall amend and modify the terms and conditions of Supplement 001, and, to the extent that any of the terms and conditions of this Amendment conflict with the terms and conditions set forth in Supplement 001, the terms and conditions of this Amendment shall control. Except as expressly modified herein, all terms and conditions of Supplement 001 are confirmed as contained therein.

     1. Commencement Date. The Commencement Date of Supplement 001 is hereby amended to be July 1, 2002, and the Expiration Date is hereby amended to be June 30, 2005.

     2. Payment Schedule. Section E is hereby amended to provide that the First Rent Payment Date is July 1, 2002, with subsequent rental payments commencing August 1, 2002, and continuing thereafter to and including June 1, 2005.

     Executed on July 1, 2002.

                                         PENTECH FINANCIAL SERVICES, INC.


                                         By: /s/ Norman H. Nelson
                                             -----------------------------------
                                             Norman H. Nelson
                                             President & COO


                                         ARBINET-THEXCHANGE, INC.


                                         By: /s/ Peter P. Sach
                                             -----------------------------------
                                         Name: Peter P. Sach
                                         Title: CAO & Treasurer

                                                          Master Equipment Lease
                                                               302001 Acceptance
                                                               Supplement Nos. 1

                             HOLD HARMLESS AGREEMENT

     This Hold Harmless Agreement (the "Agreement") is entered into this First day of May. 2002("Effective Date") by and between PENTECH FINANCIAL SERVICES, INC., a California corporation ("Lessor") and ARBINET-THEXCHANGE, INC., a Delaware corporation ("Lessee") with respect to Master Equipment Lease No. 302001 (the "Lease"), and Acceptance Supplement No. 1 (the "Transaction").

                                    RECITALS

     A. Lessor and Lessee desire to enter into a Transaction pursuant to the terms of the Lease pursuant to which Lessee will lease certain equipment ("Equipment") from Lessor, and Lessor will lease the Equipment to Lessee.

     B. Lessee has paid no sales tax to the vendor for the Equipment, as Lessee is exempt from sales tax liability in the states in which it has purchased equipment. Lessee agrees that Lessor will not include sales tax in the payments to be made by Lessee in the Transaction for any of the Equipment.

     C. Lessor has agreed to lease the Equipment to Lessee on the condition that Lessee enter into this Hold Harmless Agreement.

     The parties therefore agree as follows:

     1. Lessee will indemnify and hold Lessor harmless from and against any sales tax liability arising from the Transaction which may be found due from Lessor, or for which Lessor may be held liable by any state agency or regulatory body, whether by audit or otherwise, including any penalty and interest which may be charged or imposed on Lessor.

     2. Lessee will pay to Lessor the full amount of such sales tax (and penalty and interest, if applicable) within ten (10) days after written demand from Lessor to Lessee for such payment.

     3. This Agreement shall be appended as an addendum to the Acceptance Supplement in the Transaction, and shall be subject to all the terms and conditions of the Lease dated March 1, 2002.

     Dated: May 1, 2002

                                       LESSOR: PENTECH FINANCIAL SERVICES, INC.
                                          a California corporation


                                          By: /s/ Norman H. Nelson
                                             ----------------------------------
                                             Norman H. Nelson
                                             Its: President & COO


                                          LESSEE: ARBINET-THEXCHANGE, INC.
                                                  A Delaware corporation


                                          By: /s/ Peter P. Sach
                                             ----------------------------------
                                          Name: Peter P. Sach
                                          Its: CAO & Tresurer

ARBINET-THEXCHANGE, INC.

                        PENTECH FINANCIAL SERVICES, INC.

                              ACCEPTANCE SUPPLEMENT

Supplement No. 2 to                     Master Equipment Lease No. 302001

Commencement Date: May 1, 2003          Expiration Date: April 30 2006.

Total Supplement Amount: $537,029.00    Monthly Lease Rate Factor used: 3.228%

THIS ACCEPTANCE SUPPLEMENT is executed and delivered by PENTECH FINANCIAL SERVICES, INC. ("Lessor") and ARBINET-THEXCHANGE, INC. ("Lessee"), pursuant to and in accordance with the Master Equipment Lease with effective date of March 1, 2002 between Lessor and Lessee (the "Agreement"), terms defined therein being used herein with the same definitions.

A. The Equipment covered by this Acceptance Supplement is described on the Equipment Schedule attached hereto as Exhibit A and made a part hereof by reference.

B. LESSEE CONFIRMS THAT ON THE DATE OF EXECUTION OF THIS ACCEPTANCE SUPPLEMENT, THE EQUIPMENT LISTED ON THE ATTACHED EQUIPMENT SCHEDULE (EXHIBIT A) HAS BEEN DELIVERED TO IT, DULY ASSEMBLED AND INSTALLED IN GOOD WORKING ORDER AND CONDITION, IN THE LOCATION SPECIFIED ON THE ATTACHED EQUIPMENT SCHEDULE (EXHIBIT
A).

C. Lessee hereby: (a) confirms that said Equipment is of the size, design, capacity and manufacture selected by it and meets the provisions of any purchase order pursuant to which Lessor has acquired title thereto; and (b) irrevocably accepts said Equipment as-is, where-is for all purposes of the Agreement as of the Commencement Date set forth above.

D. The term of lease of said Equipment under the Agreement shall commence as of the Commencement Date set forth above and, unless earlier terminated pursuant to the provisions of the Agreement, shall expire on the Expiration Date set forth above.

E. As rent for said Equipment throughout the term of lease referred to in the preceding paragraph D, Lessee shall pay to Lessor in accordance with the terms of the Agreement, 36 consecutive rental payments of $17,335.30. Rental payments shall be made monthly. The first Rent Payment Date shall be May 1, 2003, with subsequent rental payments commencing June 1, 2003, and continuing thereafter to and including April 1, 2006. Lessee shall pay an Interim Rent of $0 plus tax for the period from the Commencement Date to the first Rent Payment Date. Lessee shall pay a sales or use tax of $0 which shall be added to each Rent Payment.

F. The insurance required pursuant to Paragraph 11 of the Agreement shall include:

     1. PHYSICAL DAMAGE TO ALL EQUIPMENT LEASED UNDER THIS SUPPLEMENT:

     a. Minimum Scope of Coverage: Fire, extended coverage, employee fidelity, vandalism, theft and malicious mischief;

     b. Minimum Dollar Limits of Coverage: Not less than the higher of the Stipulated Loss Value at the time of payment to Lessor of insurance proceeds or fair market value immediately prior to the physical damage of each item of Equipment leased hereunder for fire, extended coverage, vandalism, theft and malicious mischief, and a minimum of 25% coverage on employee fidelity;

     c. Maximum Deductibles: Not more than $1,000 per occurrence. Lessee is liable for all deductible amounts.

     2. PUBLIC LIABILITY.

     a. Minimum Scope of Coverage: Public liability including bodily injury and property damage;

     b. Minimum Dollar Limits of Coverage: (i) Bodily injury: $1,000,000. per person per occurrence and $1,000,000.00. aggregate per occurrence; and (ii) Property Damage: $1,000,000 per occurrence;

     c. Maximum Deductibles; Not more than $1,000 per occurrence. Lessee is liable for all deductible amounts.

G. Lessor has made certain tax assumptions pursuant to Section 13 of the Agreement. These assumptions are as follows:

     1. The Accelerated Cost Recovery System (ACRS) property class for the Equipment is five (5) years.

     2. The Depreciation Method is the method selected by the Lessor's tax department as being more favorable to Lessor, given the facts and circumstances of each transaction.

H. So long as no default shall have occurred and be continuing, Lessee shall have the following three options at the end of the initial term:

     a) Purchase all but not less than all, of the equipment at its then Fair Market Value (FMV), $53,702.90; or
     b) Renew the lease for a 12-month period at its Fair Market Rental Value
(FMRV), 45% of the original rental amount after which Lessor agrees to sell the equipment to Lessee for $1.00; or
     c) Return all, but not less than all, of the equipment covered under the lease subject to a remarketing charge equal to 8% of its original cost.

     To exercise any of the above options, Lessee must give Lessor written notice of its election of (a), (b) or (c) above at least 90 days prior to the expiration of the lease term; and on the first day of the month following the last month of the initial term, do one of the following:

          (i) remit the purchase price to Lessor or its assigns in cash or certified funds; or
          (ii) commence paying the renewal rental amount on the first day of the month following the last month of the initial term; or
          (iii) pay the remarketing charge to Lessor or its assigns and return the Equipment, freight charges paid, to Lessor or its assigns, to a location designated by Lessor, packed safely in the original shipping boxes to avoid damage, along with all software and instruction manuals pertaining to the equipment.

     Any of the above payments which is not received by Lessor within 10 days of the due date will be considered in default. Upon the expiration of the term of this Acceptance Supplement, if Lessor has received no notice of Lessee's election under this paragraph, at the option of Lessor, Lessor may demand payment under the purchase option in section (i) above.

I. All provisions of the Agreement are hereby incorporated by reference in this Acceptance Supplement to the same extent as if they were set forth at length herein.

APPROVED AND AGREED to by the parties hereto as of the Commencement Date set forth above.

LESSOR:                                 LESSEE:
PENTECH FINANCIAL SERVICES, INC.        ARBINET-THEXCHANGE, INC.
a California corporation                a Delaware corporation

                                        The undersigned affirms that he is duly
                                        authorized to execute and deliver this
                                        Acceptance Supplement on behalf of
                                        Lessee.


By: /s/ Norman H Nelson                 By: /s/ Peter P. Sach
    ---------------------------------       ------------------------------------
    Norman H Nelson                     Name: Peter P. Sach
    President & COO                     Title: CAO & Treasurer

--------------------------------------------------------------------------------
 THIS DOCUMENT MAY HAVE ONE OR MORE COUNTERSPARTS. THIS IS COUNTERPART NUMBER 1
    OF 2. A SECURITY INTEREST CAN ONLY BE CREATED IN FAVOUR OF THE PARTY IN
                       POSSESSION OF COUNTERPART NUMBER 1.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
PENTECH
FINANCIAL
SERVICES, INC.
--------------------------------------------------------------------------------------------------------------------------------
EQUIPMENT SCHEDULE
--------------------------------------------------------------------------------------------------------------------------------
EXHIBIT A           Attachment to Supplement No. 2, dated May 1, 2003, to Master Equipment Lease No. 302001 between
--------------------------------------------------------------------------------------------------------------------------------
                    Pentech Financial Services, Inc., as Lessor, and Arbinet-TheXchange, Inc., as Lessee, with Effective Date of
                    March 1, 2002.
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Equipment Location  460 Herndon Parkway, Suite 150, Herndon, VA 20170
--------------------------------------------------------------------------------------------------------------------------------
                    75 Broad Street, 20th Floor, New York, NY 10004
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Vendor Name         Inv date     Inv #    qty  part #         Description          Serial #      Hard        Soft      Inv Total
--------------------------------------------------------------------------------------------------------------------------------
                                                       STP Pair for Herndon, VA
                                                       with attachments,
                                                       accessories & inclusions
Tekelec             03/26/03  100745/763   1           per attached packing list  NT00000197  150,678.48
--------------------------------------------------------------------------------------------------------------------------------
Tekelec             03/26/03  100745/763               tax                                                6,780.56
--------------------------------------------------------------------------------------------------------------------------------
                                                       STP Pair for New York, NY
                                                       with attachments,
                                                       accessories & inclusions
Tekelec             03/26/03  100745/763   1           per attached packing list  NT02374024  350,642.00
--------------------------------------------------------------------------------------------------------------------------------
Tekelec             03/26/03  100745/763               tax                                                28,927.96
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                              501,320.48  35,708.52   537,029.00
--------------------------------------------------------------------------------------------------------------------------------

LESSOR: Pentech Financial Services, Inc.   LESSEE: Arbinet-theXchange, Inc.
        a California corporation                   a Delaware corporation


By: /s/ Norman H. Nelson                   By: /s/ Peter P. Sach
    ------------------------------------       ---------------------------------
Name: Norman H. Nelson                     Name: Peter P. Sach
Title: President & COO                     Title: CAO & Treasurer

Z302001.2 Arbinet theXchange.sls supplement no.2

                                     1 of 1

                                                                        04.30.03

                        PENTECH FINANCIAL SERVICES, INC.

MASTER EQUIPMENT LEASE NO. 302001 ACCEPTANCE
SUPPLEMENT NO. 2

                                   SCHEDULE C

                        STIPULATED LOSS PERCENTAGE VALUE

Terms defined in the Agreement shall have the same meanings when used herein.

--------------------------------------------------------------------------------

                                                                 Stipulated Loss
                                                                      Value
Rent Payment   Stipulated Loss Value Percentage   Rent Payment      Percentage
------------   --------------------------------   ------------   ---------------
      1                     120.00                     22             78.00
      2                     118.00                     23             76.00
      3                     116.00                     24             74.00
      4                     114.00                     25             72.00
      5                     112.00                     26             70.00
      6                     110.00                     27             68.00
      7                     108.00                     28             66.00
      8                     106.00                     29             64.00
      9                     104.00                     30             62.00
     10                     102.00                     31             60.00
     11                     100.00                     32             58.00
     12                      98.00                     33             56.00
     13                      96.00                     34             54.00
     14                      94.00                     35             52.00
     15                      92.00                     36             50.00
     16                      90.00
     17                      88.00
     18                      86.00
     19                      84.00
     20                      82.00
     21                      80.00

Dated as of May 1, 2003

LESSOR:                                  LESSEE:
PENTECH FINANCIAL SERVICES, INC.         ARBINET-THEXCHANGE, INC.
a California corporation                 a Delaware corporation

                                         The Undersigned affirms that he is duly
                                         authorized to execute and deliver this
                                         Schedule C to Acceptance Supplement on
                                         behalf of Lessee.


By: /s/ Norman H. Nelson                 By: /s/ Peter P. Sach
    ----------------------------------       -----------------------------------
             Norman H. Nelson            Name: Peter P. Sach
Title: President & COO                   Title: CAO & Treasurer

ARBINET-THEXCHANGE, INC. 302001.2